SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

 SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2004

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Item 5. Other Events and Regulation FD Disclosure.

On May 14, 2004, Avaya Inc., a Delaware corporation (the “Company”), issued a press release announcing the settlement of a nationwide class action related to claims that certain telecommunications products might not process date functions correctly when their internal clocks switched to January 1, 2000.  The press release is attached hereto as Exhibit 99.1.

The Company assumed liability for these matters as a result of a Contribution and Distribution Agreement (the “CDA”), dated as of September 30, 2000, by and between Lucent Technologies Inc. (“Lucent”) and the Company related to the spin-off of the Company by Lucent.  Pursuant to the terms of the CDA, Lucent is responsible for 50% of the costs related to these matters in excess of $50 million, including attorneys’ fees.  The Company notified Lucent that it expects costs incurred in these matters, including costs expended since these matters commenced in 1999, to exceed the $50 million threshold.  Accordingly, Lucent will be responsible for a portion of the cost of the settlement.

Based on existing reserves for these matters, the Company does not believe the settlement will have a material adverse effect on the Company’s financial position, results of operations or cash flows.

This current report contains forward-looking statements regarding the Company’s expectations of the impact of the settlement of the litigation described herein.  These statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, price and product competition, rapid technological development, dependence on new product development, the mix of our products and services, customer demand for our products and services, risks related to inventory, including warranty costs, obsolescence charges, excess capacity and material and labor costs, the ability to successfully integrate acquired companies, the ability to attract and retain qualified employees, control of costs and expenses, the ability to form and implement alliances, the economic, political and other risks associated with international sales and operations, U.S. and non-U.S. government regulation, general industry and market conditions and growth rates, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations.  For a further list and description of such risks and uncertainties, see the other reports filed by Avaya with the Securities and Exchange Commission. Except as may be required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7(c). Exhibits.

Exhbit 99.1                             Press release., dated May 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                AVAYA INC.

Date: May 14, 2004	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and Senior Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated May 14, 2004.